Exhibit 10.17

TENTH AMENDMENT TO LEASE

This Tenth Amendment to Lease (“Amendment”), dated for reference purposes only             , 2014 is attached to and becomes a part of that Lease between KWI Ashford Westchase Buildings, L.P., a Delaware limited partnership, (hereinafter called “Landlord”) and Rignet, Inc., (hereinafter called “Tenant”).

W I T N E S S E T H

WHEREAS, under that certain lease agreement (the “Lease”) dated June 17, 2003, Landlord leased to Tenant and Tenant leased from Landlord office space consisting of approximately 3,638 rentable square feet in the office building known as Ashford Crossing II located at 1880 South Dairy Ashford, Houston, Texas (“Leased Premises”) for a term of Forty-one (41) months ending December 31, 2006 and was amended by First Amendment to Lease dated September 19, 2003 wherein Tenant expanded by an additional 1,432 rentable square feet for a total of 5,070 rentable square feet; and, was amended by Second Amendment to Lease dated October 3, 2005 wherein Tenant expanded by an additional 2,363 rentable square feet known as Suite 570; and, was amended by Third Amendment to Lease dated January 13, 2006 wherein Tenant relocated to Suite 300 and expanded by 4,339 rentable square feet; and, was amended by Fourth Amendment to Lease dated March 7, 2006 wherein Tenant expanded by an additional 928 rentable square feet known as Suite 140 and 355 rentable square feet for a total of 13,055 rentable square feet; and, was amended by Fifth Amendment to Lease dated June 19, 2006 wherein Tenant amortized additional improvements into the Base Rent; and, was amended by Sixth Amendment to Lease dated November 5, 2009 wherein Tenant expanded by an additional 2,151 rentable square feet for a total of 15,206 rentable square feet; and, was amended by Seventh Amendment to Lease dated December 10, 2010 wherein Tenant expanded by an additional 4,299 rentable square feet for a total of 19,505 rentable square feet; and, was amended by Eighth Amendment to Lease dated October 15, 2012, wherein Tenant expanded by an additional 9,669 rentable square feet for a total of 29,174 rentable square feet and that certain Ninth Amendment to Lease dated September 4, 2013 whereas the Leased Premises was expanded to 34,611 square feet of net rentable area, (collectively defined as the “Lease Agreement”).

WHEREAS, Landlord and Tenant desire to amend said Lease as set forth herein; and,

NOW, THEREFORE, IT IS MUTUALLY COVENANTED AND AGREED AS FOLLOWS:

(1)	LEASED PREMISES. Effective September 1, 2015, the Leased Premises specified in Section 1.02 of the Lease and Paragraph 1 of the Ninth Amendment to Lease, consists of approximately 34,611 rentable square feet (“Combined Lease Premises”), as collectively shown on Exhibit A attached hereto.

(2)	TERM. Landlord and Tenant mutually agree the lease term shall be extended for an additional thirty six (36) months commencing September 1, 2015 (“Commencement Date”).

(3)	BASE RENTAL. Effective September 1, 2015, the Base Rental for the Combined Lease Premises shall be as follows:

Base Rental Schedule
Time Period		# Months	Rate/RSF	Rent/Month	RSF
09/01/15	08/31/16	12	$19.00	$54,800.75	34,611
09/01/16	08/31/17	12	$19.50	$56,242.88	34,611
09/01/17	08/31/18	12	$20.00	$57,685.00	34,611

(4)	OPERATING EXPENSE BASE. The Expense Stop specified in Section 1.12 of the Lease shall be amended to the actual operating expenses for Calendar year 2015 (“Base Year 2015”) grossed up to reflect 95% occupancy.

(5)	RIGHT OF FIRST REFUSAL. As long as Tenant is not in default and Tenant has not been in monetary default two (2) times during the term then Tenant shall have an ongoing right of first refusal (“ROFR”) to lease up to 9,562 square feet on the first (1st) floor; provided, however, that Landlord shall be obligated and entitled to comply with any rights of existing tenants. Tenant’s right of first refusal may be exercised only upon Landlord’s presentation to Tenant of a third party’s offer (“Offer”) to lease ROFR space containing the relevant terms satisfactory to Landlord. Upon receipt of such Offer, Tenant shall have seven (7) days in which to accept or reject said Offer (a failure to respond within said period shall be deemed a rejection).

Should Tenant reject said Offer, Landlord shall be relieved of any further rights of first offer; should Tenant accept said Offer, Landlord will within five (5) business days, prepare an amendment to the Lease (the “Amendment”) reflecting the third party’s terms and Tenant will execute the Amendment within ten (10) days following the receipt of such Amendment.

The commencement date of the ROFR space shall be the earlier of (i) the third party’s commencement date or (ii) thirty (30) days after the execution of the Amendment.

This ROFR shall (a) be subject to the Landlord’s approval of Tenant’s current financial conditions of Tenant being that of the same or better quality as of the date of the signing of the Lease and (b) shall not be valid if Tenant has subleased or assigned any portion of the Leased Premises. Landlord agrees to offer the ROFR premises on the first floor at the same rate as the outlined herein with a tenant improvement allowance of $15.00 per square foot. The allowance shall be pro-rated based on the remaining term of the lease at the time of Tenant’s exercise of said right.

(6)	LEASEHOLD IMPROVEMENTS. Landlord shall tender and Tenant shall accept the Combined Leased Premises “AS-IS” CONDITION, with all FAULTS, and without any warranty, express, implied, or statutory (including implied warranties of habitability, suitability, condition, and fitness for a particular purpose, all of which are hereby disclaimed).

Landlord agrees to provide Tenant with an allowance of $10.00 per square foot which shall be used for improvements to the Combined Premises. Tenant shall have the right to utilize the $10.00 per RSF at any time during the Term. In the event Tenant utilizes the $10.00 per RSF allowance within the first eighteen (18) months of the Term and then elects to terminate the lease, Tenant shall reimburse the Landlord the unamortized portion of the allowance. In addition, Tenant shall have the right to cross-utilize the allowance for the Combined Leased Premises towards any expansion space Tenant may elect to lease within the Building at its option. Landlord and Tenant mutual agree the Tenant Improvement Allowance may not be applied to Termination Penalty Fee.

(7)	TERMINATION OPTION: Tenant shall have a one-time option to terminate the Lease with a penalty consisting of unamortized tenant improvement and leasing commissions plus one month of Base Rent (“Termination Penalty Fee”) on the last day of the eighteenth (18th) month of the term (“Termination Date”). Tenant will have the right to terminate the Lease with respect to the entire Premises (“Termination Option”) upon not less than nine (9) months prior written notice to Landlord. If Tenant does not exercise its option to terminate upon the Termination Date, then Tenant will have waived its right to terminate and the Lease will remain in full force and effect. Payment of the penalty shall be due and payable simultaneously with Tenant’s written notice of intent to terminate or Tenant’s termination rights shall be null and void.

(8)	CONFIDENTIALITY. Tenant shall not, at any time either during or subsequent to the negotiations of a Lease and/or Lease Amendment between Landlord and Tenant, disclose to any person or entity any of the contents of the negotiations between Landlord and Tenant, if a Lease and/or Lease Amendment is entered into between Landlord and Tenant, any terms of the Lease.

(8)

BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment except MRIO, Inc. (on behalf of the Landlord) and Cushman & Wakefield (on behalf of the Tenant), and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to any other brokers or agents claiming a commission in connection with this Amendment through Tenant. Landlord agrees to pay Tenant’s broker a commission based on a separate agreement.

(9)	AUTHORITY. Tenant and each person signing this Amendment on behalf of Tenant represent to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

(10) DEFINED TERMS. All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

(11)	RATIFICATION OF LEASE. Except as amended hereby, the Lease shall remain in full force and effect in accordance with the terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

(12)	NO REPRESENTATIONS. Landlord and Landlord’s agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein.

(13) ENTIRE AGREEMENT. This Amendment together with the Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written. Except as specifically herein amended, all other terms and conditions of the Lease shall remain in full force and effect.

LANDLORD:		TENANT:

KWI Ashford Westchase Buildings, L.P., a Delaware limited partnership		Rignet, Inc.

By:	KWI Ashford Westchase General Partner, L.L.C, a Delaware limited liability company, Its general partner

By:	Kennedy Wilson Austin, Inc., Its Agent	By:	/s/ Marty Jimmerson

/s/ Stephen A Pyhrr			Marty Jimmerson SVP & CFO

Stephen A. Pyhrr
Vice President

Date:	1/12/2015	Date:	1/12/2015

EXHIBIT A

Lease Premises – 29,174 NRA-Level 3

2,759 NRA
EXP. 1,540 NRA
GIVE BACK 308 NRA
OPEN TO ATRIUM BELOW

SD-1

SCHEMATIC

RIGNET

1880 DAIRY ASHFORD
LEVEL 03

CDI Douglas • Pye

Lease Premises – 5437 NRA-Level 2